DEF 14C 1 d203656ddef14c.htm DEF 14C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.   )

Check the appropriate box:

☐  Preliminary Information Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒  Definitive Information Statement

Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

VARIABLE PORTFOLIO – PARTNERS SMALL CAP GROWTH FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

290 Congress Street

Boston, MA 02210

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 25, 2025

As a shareholder of Variable Portfolio – Partners Small Cap Growth Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the terminations of two former subadvisers, Scout Investments Inc. (“Scout”) and Allspring Global Investments, LLC (“Allspring”), and the hiring of two new subadvisers, Goldman Sachs Asset Management, L.P. (“GSAM”) and Segall Bryant & Hamill, LLC (“SBH”), to the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the replacement of two subadvisers and the approval of two new subadvisers and related changes. At a meeting of the Fund’s Board of Trustees (the “Board”) on December 11, 2024 (the “December Meeting”), the Board approved, among other things, the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Scout, with respect to the Fund. At a meeting of the Fund’s Board on March 27, 2025 (the “March Meeting”), the Board approved, among other things: (i) the termination of the subadvisory agreement between the Investment Manager and Allspring, with respect to the Fund; (ii) subadvisory agreements (the “Subadvisory Agreements”) between the Investment Manager and GSAM and the Investment Manager and SBH with respect to the Fund; and (iii) modifications to the Fund’s principal investment strategies to reflect GSAM’s and SBH’s investment processes for the portion of the Fund they manage.

The Subadvisory Agreements went into effect on May 1, 2025.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the

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Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least October 23, 2025. To view and print the Information Statement, click on the link for the Information Statement. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by July 25, 2026. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent Form N-CSR is available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

SUP7057-0006_(07/25)

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VARIABLE PORTFOLIO – PARTNERS SMALL CAP GROWTH FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

290 CONGRESS STREET

BOSTON, MA 02210

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about July 25, 2025. This Information Statement is being made available to shareholders of Variable Portfolio – Partners Small Cap Growth Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 290 Congress Street, Boston, MA 02210, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016, and most recently renewed at a meeting of the Board on June 26, 2025.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

GOLDMAN SACHS ASSET MANAGEMENT, L.P. AND SEGALL BRYANT & HAMILL, LLC AND THE SUBADVISORY AGREEMENTS

At a meeting of the Board on December 11, 2024 (the “December Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, the termination of the subadvisory agreement between the Investment Manager and Scout Investments, Inc. (“Scout”) and modifications to the Fund’s principal investment strategies to reflect the removal of Scout as a subadviser of the

Fund. At meetings of the Board and its committees on March 26-27, 2025 (the “March Meeting”), the Board, including the Independent Trustees, approved, in accordance with the recommendations of the Investment Manager, (i) the termination of the subadvisory agreement between the Investment Manager and Allspring Global Investments, LLC (“Allspring”); (ii) subadvisory agreements (the “Subadvisory Agreements”) between the Investment Manager and Goldman Sachs Asset Management, L.P. (“GSAM”) and the Investment Manager and Segall Bryant & Hamill, LLC (“SBH”); and (iii) modifications to the Fund’s principal investment strategies to reflect GSAM and SBH’s investment processes for the portion of the Fund they manage and to reflect the removal of Allspring as a subadviser of the Fund. The Subadvisory Agreements went into effect on May 1, 2025.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to GSAM and SBH

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Variable Portfolio – Partners Small Cap Growth Fund
Net Assets	Annual rate at each asset level
First $500 million	0.870%
Next $500 million	0.820%
Next $2 billion	0.770%
Next $9 billion	0.760%
Over $12 billion	0.750%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above.

The following table represents the actual fees paid to the Investment Manager and to the subadvisers, along with an estimate of the fees that would have been paid to the subadvisers had the Subadvisory Agreements been in place.

Fees Paid to Investment Manager in Dollars and as a Percentage of Average Daily Net Assets of the Fund(1)(2)		Aggregate Subadvisory Fee Paid by the Investment Manager to Scout and Allspring in Dollars and as a Percentage of Average Daily Net Assets(1)		Estimated Aggregate Subadvisory Fee that Would Have Been Paid if the Subadvisory Agreements with GSAM and SBH Had Been in Effect in Dollars and as a Percentage of Average Daily Net Assets(1)		Difference in the Aggregate Subadvisory Fee and the Estimated Aggregate Subadvisory Fee in Dollars and as a Percentage of Average Daily Net Assets(1)
$4,134,177	0.87%	$1,913,321	0.402%	$1,989,029	0.420%	-$75,708	-0.018%

(1)	All fees are for the fiscal year ended 12/31/2024.
(2)	The Investment Manager uses these fees to pay the subadvisers.

INFORMATION ABOUT GSAM

GSAM has been registered as an investment adviser with the SEC since 1990 and is an indirect, wholly-owned subsidiary of The Goldman Sachs Group, Inc. and an affiliate of Goldman Sachs & Co. LLC. Founded in 1869, The Goldman Sachs Group, Inc. is a publicly-held financial holding company and a leading global investment banking, securities and investment management firm. GSAM is located at 200 West Street, New York, NY 10282.

As of March 31, 2025, GSAM had approximately $2.85 trillion in assets under management.

The following table provides information on the principal executive officers and directors of GSAM:

Name	Title/Responsibilities	Address
Judith Leah Shandling	Chief Compliance Officer	200 West Street, New York, NY 10282
David Seth Plutzer	Chief Legal Officer	200 West Street, New York, NY 10282
Marc Otto Nachmann	Chief Executive Officer	200 West Street, New York, NY 10282
William Charles Bousquette	Chief Operating Officer	200 West Street, New York, NY 10282

The following table shows other funds with similar investment objectives managed by GSAM:

Fund Name	Assets as of April 30, 2025	Advisory/Subadvisory Fee Rate
Goldman Sachs Small Cap Growth Fund	$248.97mm	0.85%

INFORMATION ABOUT SBH

SBH, a wholly-owned subsidiary of CI Financial Corp., is an SEC registered investment adviser established in October 1994 by co-founders Ralph Segall, Alfred Bryant, Jonathan Hamill, and Jeffrey Slepian. SBH provides discretionary and non-discretionary investment management and advisory services of domestic and international equity, domestic fixed income, alternative investments and custom solutions to clients which include but are not limited to individuals, corporations, foundations, endowments, public funds, multi-employer plans through separate accounts, wrap programs, unified managed programs, U.S. registered investment companies and other commingled vehicles. SBH also provides subadvisory services to other registered investment advisers. SBH is located at 10 South Wacker Drive, Suite 3100, Chicago, IL 60606.

As of March 31, 2025, SBH had approximately $27.7 billion in assets under management.

The following table provides information on the principal executive officers and directors of SBH:

Name	Title/Responsibilities	Address
Ralph Marvin Segall	Chief Investment Officer	10 South Wacker Drive, Suite 3100, Chicago, IL 60606
Paul Alan Lythberg	Chief Operations Officer	10 South Wacker Drive, Suite 3100, Chicago, IL 60606
Carolyn B. Goldhaber	President	10 South Wacker Drive, Suite 3100, Chicago, IL 60606
Jasper Robert Frontz	Chief Compliance Officer	200 Clayton St. 3rd Floor, Denver, CO 80206
Joan Washburn	Chief Financial Officer	10 South Wacker Drive, Suite 3100, Chicago, IL 60606

The following table shows other funds with similar investment objectives managed by SBH:

Fund Name	Assets as of March 31, 2025	Advisory/Subadvisory Fee Rate
Segall Bryant & Hamill Small Cap Growth Fund	$229,477,002	Advisory Fee: 0.65%

JNL Multi-Manager Small Cap Growth Fund	$2,118,137,000	Advisory Fee:

$0 to $100 million        0.650%

$100 million to $500 million    0.600%

$500 million to $3 billion     0.550%

$3 billion to $5 billion      0.540%

Over $5 billion        0.530%

Effective rate for fiscal year ended
12/31/24           0.56%

Subadvisor Fee:       0.400%

NYLI VP Small Cap Growth Portfolio	$426,588,863	Advisory Fee: $0 to $1 billion 0.81% Over $1 billion 0.785% Effective rate for fiscal year ended 12/31/24 0.81% Subadvisor Fee: $0 to $100 million 0.45% Over $100 million 0.35%

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENTS

Columbia Management Investment Advisers, LLC (the “Investment Manager”, and together with its domestic and global affiliates, “Columbia Threadneedle Investments”), a wholly-owned subsidiary of Ameriprise Financial, Inc. (“Ameriprise Financial”), serves as the investment manager to Variable Portfolio – Partners Small Cap Growth Fund (the “Fund”). At its March 27, 2025, meeting (the “March Meeting”), the Board, including a majority of the Independent Trustees, unanimously approved the proposed subadvisory agreement between the Investment Manager and Goldman Sachs Asset Management, LP (the “GSAM Subadvisory Agreement”) and the proposed subadvisory agreement between the Investment Manager and Segall Bryant & Hamill, LLC (the “SBH Subadvisory Agreement” and, together with the Goldman Sachs Subadvisory Agreement, the “Subadvisory Agreements”), with respect to the Fund.

At the March Meeting, independent legal counsel to the Independent Trustees (“Independent Legal Counsel”) reviewed with the Board the legal standards for consideration by directors/trustees of advisory and subadvisory agreements and referred to the various written materials and oral presentations received by the Board and its Investment Review Committee in connection with the Board’s evaluation of the proposed services of GSAM and SBH (each a “Subadviser” and together, the “Subadvisers”). Independent Legal Counsel noted that SBH already serves as subadviser to Variable Portfolio – Partners Small Cap Value Fund and, in this regard, that the existing subadvisory agreement would be amended to add the Fund and provide for fees payable by the Investment Manager to SBH for its service to the Fund, but that no other changes to the existing subadvisory agreement were proposed.

The Board also took into account the upcoming acquisition of SBH’s parent company, noting the representation that there would be no material impacts to SBH’s ability to provide services to the Fund following the acquisition. In this regard, the Board considered separately that the same form of Subadvisory Agreement with SBH was being proposed to take effect upon the acquisition of SBH’s parent company, CI Financial Corp., by Mubadala Capital (the “Transaction”) because the Transaction would result in an assignment of the then-existing subadvisory agreement and would therefore result in the then-existing agreement’s termination.

The Independent Trustees noted the discussion relating to the renewal and approval of the advisory and subadvisory agreements for the Fund at the Contracts Committee and Board meetings in June 2024 (the “June Meeting”) and, in that connection, the discussion by Independent Legal Counsel of the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act and the factors that should be considered in determining whether to approve or renew an investment management agreement and/or subadvisory agreement. Independent Legal Counsel further indicated that the Independent Trustees should take into account the variety of written materials and oral presentations they received at the March meeting as well as all of the information previously considered at the June Meeting regarding the proposed renewal of the Fund’s then-existing advisory and subadvisory agreements.

The Trustees held discussions with the Investment Manager and the Subadvisers and reviewed and considered various written materials and oral presentations in connection with the evaluation of the Subadvisers’ proposed services, including the reports from management with respect to the fees and terms of the proposed Subadvisory Agreements and each Subadviser’s investment strategy/style and performance and from the Compliance Committee, with respect to the code of ethics and compliance program of each Subadviser. In considering the Subadvisory Agreement, the Board reviewed, among other things:

•	Terms of the Subadvisory Agreements;

•	Subadvisory fees payable by the Investment Manager under the Subadvisory Agreements;

•	Descriptions of various services proposed to be performed by each Subadviser under the Subadvisory Agreements, including portfolio management and portfolio trading practices;

•	Information regarding the Transaction and the experience and resources of SBH, including information regarding senior management, portfolio managers, and other personnel;

•	Information regarding the experience and resources of each Subadviser, including information regarding senior management, portfolio managers, and other personnel;

•	Information regarding the capabilities of each Subadviser’s compliance program; and

•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Following an analysis and discussion of the foregoing, and the factors identified below, the Board, including a majority of the Independent Trustees, upon the recommendation of the Investment Manager, unanimously approved each of the Subadvisory Agreements on March 27, 2025.

Nature, Extent and Quality of Services

The Board considered its analysis of the reports and presentations it received, detailing the services proposed to be performed by each Subadviser, as well as the history, reputation, expertise, resources and capabilities, and the qualifications of their personnel. The Board considered the diligence and selection process undertaken by the Investment Manager to select the Subadvisers, including the Investment Manager’s rationale for recommending each Subadviser, and the process for monitoring each Subadviser’s ongoing performance of services for the Fund. The Board observed that the compliance program of SBH, as an existing subadviser, is subject to ongoing review by the Fund’s Chief Compliance Officer and that GSAM’s compliance program had been reviewed by the Fund’s Chief Compliance Officer. The Board noted that each compliance program had been determined by him to be reasonably designed to prevent violation of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the Subadvisers’ ability to carry out its responsibilities under the proposed Subadvisory Agreements. The Board also considered the information provided by management regarding the personnel, risk controls, philosophy, and investment processes of each Subadviser. The Board also noted the presentation by each Subadviser to the Board’s Investment Review Committee.

In addition, the Independent Trustees considered that no material portfolio management team, investment strategy/process or compliance-related changes were expected to occur as a result of the Transaction. The Independent Trustees considered that SBH had confirmed that there would not be any change to the nature or quality of the services provided as a result of the Transaction. The Independent Trustees noted that the proposed

Subadvisory Agreement was substantially identical to the current subadvisory agreement and that no changes to subadvisory fees were proposed.

The Board also discussed the acceptability of the terms of each Subadvisory Agreement. The Board noted the Investment Manager’s representation that each Subadviser has experience subadvising registered mutual funds, including, in the case of SBH, a Fund overseen by the Board. Independent Legal Counsel noted that the proposed Subadvisory Agreement for each Subadviser was generally similar in scope and form to subadvisory agreements applicable to other subadvised Funds.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund supported the approval of each Subadvisory Agreement.

Investment Performance

The Board observed the relevant performance results of each Subadviser versus the Fund’s benchmark and versus peers over various periods, noting outperformance results versus peers and industry benchmarks over certain of the 1-year, 3-year and 5-year periods ended December 31, 2024 for GSAM and outperformance results versus peers and industry benchmarks over certain of the 1-year, 5-year, and 10-year periods then-ended for SBH. After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the performance of each Subadviser, in light of other considerations, supported the approval of each Subadvisory Agreement.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under each Subadvisory Agreement, noting that the proposed subadvisory fees payable to each Subadviser would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board observed that the proposed subadvisory fees for each Subadviser were within a reasonable range of subadvisory fees paid by the Investment Manager to the subadvisers of other Funds with similar strategies. The Board observed that management fees, which were not proposed to change, remained within the range of other peers and that the Fund’s expense ratio also remained within the range of other peers.

Additionally, the Board considered the expected decrease in the total profitability of the Investment Manager and its affiliates in connection with the Subadvisory Agreements. Because each Subadvisory Agreement was negotiated at arm’s length by the Investment Manager, which is responsible for payments to the Subadviser thereunder, the Board did not consider the profitability to each Subadviser from its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the proposed level of subadvisory fees, anticipated costs of services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreements.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered, in this regard, the expected decrease in profitability to the Investment Manager as a result of the Subadvisory Agreements. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund. The Board also observed that fees to be paid under the Subadvisory Agreements would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund). The Board observed that the Fund’s management agreement with the Investment Manager continues to provide for sharing of economies of scale as management fees decline as assets increase at pre-established breakpoints.

The Board noted, for the SBH Subadvisory Agreement, that there were no breakpoints proposed for SBH’s fees. The Board also noted, for the GSAM’s Subadvisory Agreement, that the breakpoints for GSAM’s fees did not occur at the same levels as the breakpoints for the Investment Manager’s fees and the potential challenges of seeking to tailor the management agreement breakpoints to those of a subadvisory agreement in this context.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve each of the Subadvisory Agreements. In reaching its conclusions, no single factor was determinative.

On March 27, 2025, the Board, including all of the Independent Trustees, determined that fees payable under each Subadvisory Agreement appeared fair and reasonable in light of the services proposed to be provided and approved each Subadvisory Agreement with respect to the Fund. With respect to SBH, the Board, including all of the Independent Trustees, also separately approved the same form of Subadvisory Agreement with respect to the

Fund to take effect upon the consummation of the Transaction.

FUND ASSETS

For a fund managed by multiple subadvisers, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers, and may change these proportions at any time.

Prior to May 1, 2025, the long-term allocation target of the Fund’s assets was as follows:

Allspring	CMIA
50%	50%

As of May 1, 2025, the long-term allocation target of the Fund’s assets was as follows:

GSAM	SBH
50%	50%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 290 Congress Street, Boston, MA 02210, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 290 Congress Street, Boston, MA 02210, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent Form N-CSR is available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, calling 800-345-6611 or online at https://www.columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

As of May 31, 2025, the Investment Manager, through its affiliated fund-of-funds, and its affiliates, including RiverSource Life Insurance Company (located at 222 Ameriprise Financial Center, Minneapolis, MN 55474) owned 95.06% of the outstanding shares of the Fund.

As of May 31, 2025, Board members and officers of the Fund owned less than 1% of the Fund and each class of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

SUP7057-0007_(07/25)